Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                           For the Month of October
                    Distribution Date of November 20, 1997
                           Servicer Certificate #13

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $332,810,807.25
Beginning Pool Factor                                           0.6840817

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $14,805,706.53
     Interest Collected                                     $2,848,836.45

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $2,424,018.23
Total Additional Deposits                                   $2,424,018.23

Repos / Chargeoffs                                            $926,791.58
Aggregate Number of Notes Charged Off                                  93

Total Available Funds                                      $19,522,378.93

Ending Pool Balance                                       $317,634,491.42
Ending Pool Factor                                              0.6528873

Servicing Fee                                                 $277,342.34

Repayment of Servicer Advances                                $556,182.28

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,100,918.42
     Target Percentage                                               2.50%
     Target Balance                                         $7,940,862.29
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                   ($2,370,771.16)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.999%
Current Weighted Average Remaining Term (months):                   37.92

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $2,124,638.14     1,507
                                31 - 60 days             $511,979.07       412
                                60+  days                $166,333.35        83

     Total:                                            $2,802,950.56     1,509

     Balances:                  60+  days              $2,989,578.41        83

Memo Item - Reserve Account
     Prior Month                                       $9,730,147.26
+    Invest. Income                                       $49,501.19
+    Excess Serv.                                      $2,321,269.97
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $12,100,918.42

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  October

                                                                        NOTES
                                                                                                       CLASS B         CLASS C
                                    TOTAL           CLASS A - 1      CLASS A - 2     CLASS A - 2     CERTIFICATES    CERTIFICATES
                               $486,507,362.75   $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           93.50%            0.00%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance         $332,810,807.25
Ending Pool Balance            $317,634,491.42

Collected Principal             $14,249,524.25
Collected Interest               $2,848,836.45
Charge - Offs                      $926,791.58
Liquidation Proceeds/Recoveries  $2,424,018.23
Servicing                          $277,342.34
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $19,245,036.59

Beginning Balance              $332,810,807.25             $0.00   $67,771,220.61  $236,500,000.00  $15,376,110.40  $13,163,476.23

Interest Due                     $1,747,450.79             $0.00      $334,902.78    $1,247,537.50      $83,287.26      $81,723.25
Interest Paid                    $1,747,450.79             $0.00      $334,902.78    $1,247,537.50      $83,287.26      $81,723.25
Principal Due                   $15,176,315.83             $0.00   $14,189,855.30            $0.00     $531,171.05     $455,289.47
Principal Paid                  $15,176,315.83             $0.00   $14,189,855.30            $0.00     $531,171.05     $455,289.47

Ending Balance                 $317,634,491.41             $0.00   $53,581,365.31  $236,500,000.00  $14,844,939.35  $12,708,186.76
Note / Certificate Pool Factor                            0.0000           0.4788           1.0000          0.8718          0.8717
   (Ending Balance / Original Pool Amount)
Total Distributions             $16,923,766.62             $0.00   $14,524,758.08    $1,247,537.50     $614,458.31     $537,012.72

Interest Shortfall                       $0.00             $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                      $0.00             $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                     $0.00             $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                 $2,321,269.97
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $12,100,918.42
(Release) / Draw                ($2,370,771.16)
Ending Reserve Acct Balance      $9,730,147.26

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  October


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6               5               4                3               2                1
                                May-97          Jun-97          Jul-97           Aug-97          Sep-97           Oct-97

Beginning Pool Balance    $390,783,947.09  $379,446,408.45  $368,219,179.65  $356,384,702.80  $343,797,709.78  $332,810,807.25

A)   Loss Trigger:
Principal of Contracts
  Charged Off                 $872,581.99      $847,804.26      $847,658.24      $852,012.18      $982,800.70      $926,791.58
Recoveries                    $545,528.41      $786,549.19      $945,754.63      $620,268.66      $865,672.59    $2,424,018.23

Loss Trigger - Reserve Account Balance                          Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)         $2,547,474.68        Total Charged off (Months 1 - 6)               $5,329,648.95
  Total Recoveries (Months 3, 2, 1)          $3,909,959.48        Total Recoveries (Months 1 - 6)                $6,187,791.71
  Net Loss / (Recoveries) for 3 Mos         ($1,362,484.80)(a)    Net Loss/(Recoveries) for 6 Mos.                ($858,142.76)(c)

Total Balance (Months 5, 4, 3)           $1,104,050,290.90(b)     Total Balance (Months 1 - 6)               $2,171,442,755.02(d)

Loss Ratio Annualized  [(a/b) * (12)]              -1.4809%       Loss Ratio Annualized [(c/d) (12)]                  -0.47423%

Trigger:  Is Ratio > 1.5%                               No        Trigger:  Is Ratio > 6.0%                                 No

                                                                                     Aug-97          Sep-97           Oct-97

B)   Delinquency Trigger:                                                      $5,718,901.09    $5,176,075.56    $2,989,578.41
     Balance delinquency 60+ days                                                     1.60470%       1.50556%         0.89828%
     As % of Beginning Pool Balance                                                   2.21808%       1.84886%         1.33618%
     Three Month Average

Trigger:  Is Average > 2.0%                             No

C)   Noteholders Percent Trigger:                   2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer